Exhibit 10.6

Contract reference No. HR-ZX-LW-2009-0077

CONTRACT FOR LEASE OF EMPLOYEES

This contract is made by and between Hangzhou MYL Business Administration Consulting Co., Ltd. (“Party A”) and Zhejiang Foreign Service Corporation Ningbo Branch (“Party B”).

In accordance with the Employment Law of the People’s Republic of China and the relevant laws, regulations and policies, the Parties have amicably negotiated on the basis of equity and mutual benefit and concluded this contract regarding the lease of employees from Party B to Party A, set forth on the terms and conditions as follows:

I.           Positions and Number of Persons Required for Leased Employees

1.	Party A shall take charge of recruitment of leased employees. Employees who are recruited and with whom Party B decides to establish the employment relation will be leased to Party A.

2.
The Confirmation of Leased employees, attached as Appendix A hereto, is to specify the number, names, term of lease, positions assumed and the responsibilities, conditions on examination and recruitment for the probation period, relevant expense etc. The said Appendix shall be of same effect as this contract.

3.	Subject to mutual negotiation and agreement by the Parties as well as the consent by the leased employee, the position(s) (job type) and place of working for such leased employee may be changed.

II.           Term of Lease

4.
The term of lease for the leased employee hereunder shall be two years, commencing on the date when the leased employee and Party B sign the Employment Contract. Subject to mutual negotiation by the Parties and the consent by the leased employee, the term of lease may be extended or changed.

III.           Management of Leased Employees

5.
The Parties shall be entitled to, respectively, make the applicable system on management of leased employees, which shall be informed of such leased employees in accordance with the relevant lawful procedure. After this contract taking effect, each of the Parties shall provide its system on management of leased employees to the other party for the latter’s record. In case of any conflict between the system of Party A and that of Party B, the system of Party a shall prevail.

6.
As to leased employees’ welfare in respect of industrial injury, sick leave, maternity leave, compulsory annual leave, medical subsidy, and financial aid regarding employees who died from sickness or other than industrial injury, the applicable national regulations shall apply, provided that any expense which can not be covered by the social insurance fund shall be for the account of Party A.

7.	Party A shall ensure that a leased employee shall enjoy the right to be paid in the same manner as Party A’s other employees doing the same job.

8.
Party B shall transact the procedure on admission and dismissal for any leased employee as required by Party A, and cooperate with Party A to inform of such leased employee this contract and the appendices hereto.

9.	As per the Confirmation on Leased employees, Party B will establish the employment relations with leased employees from the date when such employee are actually leased to work for Party A.

10.
Party B shall transact necessary procedure so that leased employees will participate in the social insurance scheme in a timely manner. Where any leased employee fails to participate in the social insurance scheme in a timely manner after Party B and such leased employee sign a written employment contract, Party B shall retroactively pay such social insurance fees forthwith.

11.
Party B shall offer consultation service on employment law and social insurance policy. Party B shall be responsible for dealing with any industrial dispute regarding any leased employee, while Party A shall be entitled to take part in mediation of such industrial dispute.

12.	Party B shall, at the expense of Party A, transact the procedure on retirement for any leased employee who satisfies the statutory age of retirement within the term of lease.

13.
Party B shall, upon Party A’s request, provide to Party A the applicable PRC laws and information in respect of employment management and social situation issued by the relevant authority, and offer guidance with regard to the procedures Party A is required to abide by in using the leased employees.

IV.           Return and Replacement of Leased Employees

14.	Neither of the Parties may, on its sole discretion, return or replace any leased employee, without consent by the other party.

15.
Where Party A lawfully returns any leased employee, Party A shall send to Party B a 35-days written notice or pay Party B the salary for such leased employee for one month (unless under such circumstance where the employment contract may be revoked without prior notice in accordance with the applicable law and regulation). Party A shall be liable to revocation or termination of the employment contract between such leased employee as well as the damages and other expenses payable to such leased employee in connection therewith, if any.

16.
Where any leased employee, upon expiration of his term of lease, involves in any of the circumstances under Article 42 of the Law on Employment Contract, the term of lease shall be extended, as appropriate, until such circumstance ceases.

17.
Where Party A returns to Party B any leased employee in accordance with this contract, Party A shall transact the procedure on transfer of work with such leased employee, provided that Party B shall be liable to no damages arising out of failure of handover of work or improper handover of work.

V.           Pay and Welfare for Leased Employees

18.	The Parties shall lawfully fix the standard pay for certain positions to be taken by leased employees and the standard pay for the probation period, which shall be specified in an appendix hereto.

19.
Party A shall lawfully assume the pay, social insurance fee and other welfare for leased employees arising out of the term of lease. Party A shall pay overtime pay to any leased employee whom is requested by Party A to work overtime.

VI.           Fees and Calculation

20.
 Party B shall offer to Party A the service on leased employees, while Party A shall pay Party B the fees on service on leased employee, the amount of which shall be negotiated and agreed by the Parties and specified in the List of Itemized Fees, attached as Appendix B hereto. Party A shall pay off the total fees on service on leased employee for the current month within ___ days after the ___th  Day of every month when Party B delivers the Notice of Payment, on the basis of which the Parties calculate the fees.

The total fees shall refer to the total amount payable from Party A to Party B in connection with leased employees, inclusive of:

1)	the social insurance fees for leased employees;

2)	pay payables to leased employees (overtime pay, performance-based pay, welfare included);

3)	various service fees payable from Party A to Party B.

21.
All contribution to common reserve fund for housing, trade union fees, reserve fund for the disabled, and otherwise expense, payable from Party B on the basis of the number of and the amount of pay for leased employees, as a result of compulsory requirement by the applicable laws and policies or request by leased employees, shall be paid by Party A to Party B.

22.
Where Party B changes certain fees in the light of the price rising index for the previous year and the social insurance and welfare system and tax policy, as published by the local government, Party B shall notify Party A in a timely manner, and the relevant expense arising therefrom, if any, shall be for the account of Party A.The fees on service on leased employee shall be paid via telegraphic transfer.

23.
Party A, when it returns or replaces any leased employee in accordance with this contract, shall pay off Party B the fees on service on leased employee, the financial damages, medical subsidy, and other financial compensation within 15 days thereafter, provided, however, that Party A shall be liable to additional damages for breach of contract, calculated at the daily rate of 0.02% of the amount payable to Party B; provided, further, that, should Party A keep default for more than 15 days, Party A shall be liable to all fees on service on leased employee and financial damages, as well as the additional damages for breach of contract equal to 20% of the amount payable to Party B.

VII.            Breach of Contract Liabilities

24.
Where either party violates any applicable national law, regulation, policy and any provision herein, or the lawful interest of leased employees, and such leased employees claim any damages, such party shall be liable to the financial damages and compensation for such leased employees, including but not limited to the expenses on damages payable to such leased employees, arbitration, litigation, etc. The other party shall be entitled to request such party to remedy so, and shall be further entitled to revoke this contract if such party still refuse to make remedy.

VIII.            Supplemental Provisions

25.
In case that any provision herein conflicts with any applicable law, regulation, rule, or policy, or any applicable law, regulation, rule, or policy is amended during the performance of this contract, the amended law, regulation, rule or policy shall prevail.

26.
Any dispute arising out of or in connection with this contract shall be resolved by the Parties through amicable negotiation; or, in case of failed negotiation, be referred to Hangzhou Arbitration Committee for arbitration in accordance with its arbitration rules.

27.	Either party who will change its office shall send 15-days notice to the other party.

28.
This contract is made out in duplicate, each of which for each of the Parties. It shall take effect once both Parties affix their official seals hereon. It shall be applicable to all leased employee from Party B to Party A.

Below is the execution page.

Hangzhou MYL Business Administration Consulting Co., Ltd. (“Party A”)

(stamp)
Residence:
Business registration No.:
Bank of RMB account:
A/C No.:
Office address:
Zip code:
Tel:
Fax:
Signing date: August 1, 2009

Zhejiang Foreign Service Corporation Ningbo Branch (“Party B”)

(stamp)
Residence: Ningbo, Zhejiang, China
Business registration No.:
Bank of RMB account: Tianyuan Subbranch, Ningbo Bank, Ningbo
A/C No.: 23010122000143838
Office address:  321-1 International Development Building, Ningbo Bonded Zone
Zip code: 310003
Tel: 0574-87307288
Fax: 0574-87307266
Place of signing: Hangzhou